Exhibit 10.4

BB&T CORPORATION
2012 INCENTIVE PLAN

Nonqualified Option Agreement

(Senior Executive)

Grant Date:	_________________
Date Vesting Begins (Subject to Section 3):	_________________
Expiration date:	_________________

THIS AGREEMENT (the “Agreement”), dated effective as of _________ (the “Grant Date”), between BB&T CORPORATION, a North Carolina corporation (“BB&T”) for itself and its Affiliates, and the Employee (the “Participant”) specified in the above Notice of Grant and Agreement (the “Notice of Grant”), is made pursuant to and subject to the provisions of the BB&T Corporation 2012 Incentive Plan, as it may be amended and/or restated from time to time (the “Plan”).

BB&T desires to carry out the purposes of the Plan by affording the Participant an opportunity to purchase shares of BB&T’s common stock, $5.00 par value per share (the “Common Stock”), as hereinafter provided.

In consideration of the foregoing, of the mutual promises set forth below and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.                  Incorporation of Notice of Grant and Plan. The Notice of Grant is part of this Agreement and incorporated herein. The rights and duties of BB&T and the Participant under this Agreement shall in all respects be subject to and governed by the provisions of the Plan, the terms of which are incorporated herein by reference. In the event of any conflict between the provisions in this Agreement and those of the Plan, the provisions of the Plan shall govern. Unless otherwise provided herein, capitalized terms in this Agreement shall have the same definitions as set forth in the Plan.

2.                  Grant of Option. Pursuant to the Plan, effective as of the Grant Date, BB&T grants to the Participant, subject to the terms and conditions of the Plan and to the terms and conditions herein, the right and option (the “Option”) to purchase from BB&T all or any part of an aggregate of the number of shares (the “Shares”) of Common Stock specified in the Notice of Grant at a purchase price (the “Option Price”) of <<$_________>> per Share, such Option Price being the Fair Market Value per share of Common Stock on the Grant Date. This Option is designated as a Nonqualified Option and, as such, is not intended to be an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Such Option will be vested and exercisable as hereinafter provided.

3.                  Terms and Conditions. The Option is subject to the following terms and conditions:

(a)               Expiration Date. Unless the Option terminates earlier pursuant to the terms of the Plan or this Agreement, the Option shall expire on ____________ (the “Expiration Date”) (such term commencing with the Grant Date and ending on the Expiration Date being referred to as the “Option Period”).

(b)               Performance-Based Vesting; Exercise of Option.

(i)                 Performance-Based Vesting. Except as provided in Sections 4, 5, 6, 7, 8 and 10 and subject to the authority of the Administrator to accelerate the exercisability of this Option and to the Performance Vesting Condition defined below, this Option shall become vested and exercisable as follows: 33 1/3% of the Shares subject to the Option on the first year anniversary of the Grant Date; 33 1/3% of the Shares subject to the Option on the second (2nd) year anniversary of the Grant Date; and 33 1/3% of the Shares subject to the Option on the third (3rd) year anniversary of the Grant Date; so that the Option shall be fully vested and fully exercisable on the third (3rd) year anniversary of the Grant Date. As used herein, “Performance Vesting Condition” means, for any vesting year during the three (3) year vesting period, that the Administrator has not determined that all or any part of the unvested Option be cancelled as a result of either (i) a significant, negative risk outcome as a result of a corporate or individual action, or (ii) BB&T incurring an operating loss for the fiscal year ending in the vesting year. The term “fiscal year” means the calendar fiscal year of BB&T. The term “vesting year” means the twelve- (12-) month period ending on each anniversary of the Grant Date. The Administrator shall have the sole authority to determine whether and to what degree the Option has vested pursuant to the provisions of this Section 3(b)(i), and to interpret the terms and conditions of this Agreement and the Plan.

(ii)               Exercise of Option. To the extent the Option has become vested and exercisable in accordance with the preceding sentence, it shall continue to be vested and exercisable until the earlier of the termination of the Participant’s rights hereunder pursuant to Sections 4, 5, 6, 7, 8 and 10, or until the Expiration Date. The Option may be exercised with respect to any number of whole Shares less than the full number for which the Option could be exercised. A partial exercise of the Option shall not affect the Participant’s right to exercise the Option with respect to the remaining Shares, subject to the conditions of the Plan and this Agreement. The Option may not be exercised at any time unless the Participant shall have been in the continuous service as an Employee from the date hereof to the Exercise Date of the Option, subject to the provisions of Sections 4, 5, 6, 7, 8 and 10.

(c)                Method of Exercising and Payment for Shares. The Option shall be exercised by delivering a written or electronic notice (the “Notice of Exercise”) to the attention of BB&T or its agent. The Exercise Date shall be the date on which BB&T or its agent receives a fully completed Notice of Exercise; provided, however, that with respect to the exercise of an Option in which Shares relating to such Option are sold in the market, the Exercise Date is the date that the Shares relating to the Option are so sold and provided further that in all other exercises where the Notice of Exercise is received after the market closes, the Exercise Date is the next trading day of the Common Stock. Payment of the Option Price may be made (i) in cash or by cash equivalent, and, if permitted under applicable law, payment may also be made (ii) by delivery of shares of Common Stock owned by the Participant at the time of exercise for a period of at least six months (or such other time period deemed necessary by the Administrator); (iii) by delivery of the Notice of Exercise to BB&T or its agent and delivery to a broker of written or electronic notice of exercise and irrevocable instructions to promptly deliver to BB&T or its agent the amount of sale or loan proceeds to pay the Option Price; or (iv) by any combination of the foregoing methods. Shares delivered in payment of the Option Price shall be valued at their Fair Market Value on the Exercise Date, as determined in accordance with the Plan. Upon the exercise of an Option in whole or in part, payment of the Option Price in accordance with the provisions of the Plan and this Agreement, and satisfaction of such other conditions as may be established by the Administrator, BB&T shall promptly deliver to the Participant the Shares purchased.

In the event that the Option shall be exercised pursuant to this Section 3 by any person other than the Participant, the Notice of Exercise shall be accompanied by appropriate proof of the right of such person to exercise the Option.

(d)               Shareholder Rights. The Participant and the Participant’s legal representative, legatees or distributees shall not be deemed to be the holder of any Shares subject to the Option and shall not have any rights of a shareholder unless and until Shares have been issued and delivered to him, her or them under the Plan. The Option shall not provide dividend or dividend equivalent rights, and the Participant shall have no dividend rights, unless and until Shares have been issued to the Participant pursuant to the exercise of the Option. The Shares of Common Stock acquired upon exercise of the Option shall be issued in the name of the Participant (or if the Participant is deceased, in the name of the Participant’s beneficiary or beneficiaries) and distributed to the Participant (or if the Participant is deceased, to the Participant’s beneficiary or beneficiaries) as soon as practicable following receipt of Notice of Exercise, payment of the Option Price (except as may otherwise be determined by BB&T or its agent in the event of payment of the Option Price pursuant to Section 4.7(c) of the Plan), and payment of applicable taxes.

(e)                Nontransferability of Option. The Option shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession, except as may be permitted by the Administrator in its sole discretion (and in a manner consistent with the registration provisions of the Securities Act). Except as may be permitted by the preceding sentence, (i) during the lifetime of the Participant, the Option may be exercised only by the Participant; and (ii) no right or interest of a Participant in the Option shall be liable for, or subject to, any lien, obligation or liability of such Participant. The designation of a beneficiary in accordance with the Plan shall not constitute a transfer.

4.                  Termination of Employment. Except as provided in Sections 5, 6, 7 and 8 (and unless otherwise determined by the Administrator in accordance with the terms of the Plan), in the event that the employment of the Participant with BB&T or an Affiliate terminates for any reason, other than the Participant’s termination of employment due to involuntary termination without Just Cause, Retirement, death or Disability, the Participant may exercise the Option only with respect to those Shares of Common Stock as to which the Option has become vested and exercisable pursuant to Section 3(b) as of the date of the Participant’s termination of employment (the “Termination Date”). The Participant may exercise the Option with respect to such Shares no more than thirty (30) days after the date of the Participant’s Termination Date (but in any event prior to the Expiration Date), and the Option shall terminate at the end of such thirty- (30-) day period.

5.                  Involuntary Termination Without Just Cause. In the event that the Participant’s employment with BB&T or an Affiliate is involuntarily terminated by BB&T without Just Cause, the Option shall become fully vested and fully exercisable as of the Participant’s Termination Date without regard to the installment exercise limitations set forth in Section 3(b). For purposes of this Agreement, the involuntary termination of the Participant by BB&T shall be without “Just Cause” unless the termination is on account of the Participant’s (a) dishonesty, theft or embezzlement; (b) refusal or failure to perform the Participant’s assigned duties for BB&T or its Affiliates in a satisfactory manner; or (c) engaging in any conduct that could be materially damaging to BB&T or its Affiliates without a reasonable good faith belief that such conduct was in the best interest of BB&T or any of its Affiliates. The determination of Just Cause shall be made by the Administrator or its designee, and its determination shall be final and conclusive. The Participant may exercise the Option following an involuntary termination without Just Cause until the Expiration Date.

6.                  Exercise After Termination of Employment Due to Retirement. In the event that the Participant remains in the continuous employ of BB&T or an Affiliate from the Grant Date until the Participant’s termination of employment due to Retirement, the Option shall become fully vested and fully exercisable as of the date of the Participant’s Retirement without regard to the installment exercise limitations set forth in Section 3(b) if, and only if, the Participant has completed at least six (6) calendar months of continuous employment after the Grant Date (beginning with the first day of the calendar month following the Grant Date and ending on the last working day of the sixth (6th) calendar month). The Participant may exercise the Option following the Participant’s termination of employment due to Retirement until the Expiration Date.

7.                  Exercise in the Event of Death. In the event that the Participant remains in the continuous employ of BB&T or an Affiliate from the Grant Date until the Participant’s death, the Option shall become fully vested and fully exercisable as of the date of death without regard to the installment exercise limitations set forth in Section 3(b). The Option shall be exercisable by such person or persons who are designated as the Participant’s beneficiary or beneficiaries in accordance with the terms of the Plan and this Agreement, or, if no such valid beneficiary designation exists, then by the Participant’s estate or by such person or persons as shall have acquired the right to exercise the Option by will or the laws of descent and distribution. The person or persons entitled to exercise the Option following the Participant’s death may exercise the Option until the Expiration Date.

8.                  Exercise in the Event of Disability. In the event that the Participant remains in the continuous employ of BB&T or an Affiliate from the Grant Date until the date of the Participant’s termination of employment on account of Disability (as determined in accordance with the Plan), the Option shall become fully vested and fully exercisable as of the date of the Participant’s termination of employment on account of Disability without regard to the installment exercise limitations set forth in Section 3(b). The Participant may exercise the Option following such termination of employment until the Expiration Date.

9.                  Fractional Share. A fractional Share shall not be issuable hereunder, and when any provision hereof may entitle the Participant to a fractional Share, such fraction shall (unless the Administrator determines otherwise) be disregarded.

10.              Change of Corporate Control.

(a)               Notwithstanding Sections 3, 4, 5, 6, 7 and 8, and in the event that there is “Change of Control” as defined in this Section 10, of BB&T subsequent to the date hereof, the Option shall (subject to the terms of Section 10(c) herein) become fully vested and fully exercisable as of the effective date of such event without regard to the installment exercise limitations set forth in Section 3(b).

(b)               For purposes of this Section 10, a “Change of Control” will be deemed to have occurred on the earliest of the following dates: (i) the date any person or group of persons (as defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), together with its affiliates, excluding employee benefit plans of BB&T and its Affiliates, is or becomes, directly or indirectly, the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act) of securities of BB&T representing thirty percent (30%) or more of the combined voting power of BB&T’s then outstanding securities; or (ii) the date when, as a result of a tender offer or exchange offer for the purchase of securities of BB&T (other than such an offer by BB&T for its own securities), or as a result of a proxy contest, merger, consolidation or sale of assets, or as a result of any combination of the foregoing, individuals who at the beginning of any consecutive twelve- (12-) month period during the Option Period constituted BB&T’s Board, plus new directors whose election or nomination for election by BB&T’s shareholders is approved by a vote of at least two-thirds of the directors still in office who were directors at the beginning of such twelve- (12-) month period (collectively, the “Continuing Directors”), cease for any reason during such twelve- (12-) month period to constitute at least two-thirds of the members of such board of directors; (iii) the date the shareholders of BB&T approve an agreement for the sale or disposition by BB&T of all or substantially all of BB&T’s assets within the meaning of Section 409A; or (iv) the date that any one person, or more than one person acting as a group, acquires ownership of stock of BB&T that, together with stock held by such person or group constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of BB&T within the meaning of Section 409A.

(c)                Notwithstanding Section 10(a) and Section 10(b) above, the term “Change of Control” shall not include any event that is a “Merger of Equals.” For purposes of the Plan and this Agreement, the term “Merger of Equals” means any event that would otherwise qualify as a Change of Control if the event (including, if applicable, the terms and conditions of the related agreements, exhibits, annexes, and similar documents) satisfies all of the following conditions as of the date of such event: (i) the Board of BB&T or, if applicable, a majority of the Continuing Directors has, prior to the change in control event, approved the event; (ii) at least fifty percent (50%) of the common stock of the surviving corporation outstanding immediately after consummation of the event, together with at least fifty percent (50%) of the voting securities representing at least fifty percent (50%) of the combined voting power of all voting securities of the surviving corporation outstanding immediately after the event shall be owned, directly or indirectly, by the persons who were the owners, directly or indirectly, of the common stock and voting securities of BB&T immediately before the consummation of such event in substantially the same proportions as their respective direct or indirect ownership immediately before such event of the common stock and voting securities of BB&T, respectively; (iii) at least fifty percent (50%) of the directors of the surviving corporation immediately after the event shall be composed of directors who were Directors or Continuing Directors immediately before the event; and (iv) the person who was the Chief Executive Officer (“CEO”) of BB&T immediately before the event shall be the CEO of the surviving corporation immediately after the event. If a transaction constitutes a Merger of Equals, then, notwithstanding the provisions of Section 10(b) above, the vesting of the Option will not be accelerated due to the Merger of Equals, but the Option shall instead continue to vest, if at all, in accordance with the provisions of Sections 3, 4, 5, 6, 7, 8, and 10 herein.

11.              No Right to Continued Employment; Forfeiture of Award. Neither the Plan, the grant of the Option nor any other action related to the Plan shall confer upon the Participant any right to continue in the employment or service of BB&T or an Affiliate or affect in any way with the right of BB&T or an Affiliate to terminate an individual’s employment or service at any time. Except as otherwise expressly provided in the Plan or this Agreement, all rights of the Participant under the Plan with respect to the Option shall terminate upon termination of the employment of the Participant with BB&T or the Affiliate. The grant of the Option does not create any obligation on the part of BB&T or an Affiliate to grant any further awards. So long as the Participant shall continue to be an Employee, the Option shall not be affected by any change in the duties or position of the Participant.

12.              Superseding Agreement. This Agreement supersedes any statements, representations or agreements of BB&T with respect to the grant of the Option or any related rights, and the Participant hereby waives any rights or claims related to any such statements, representations or agreements. This Agreement does not supersede or amend any existing confidentiality agreement, nonsolicitation agreement, noncompetition agreement, employment agreement or any other similar agreement between the Participant and BB&T or an Affiliate, including, but not limited to, any restrictive covenants contained in such agreements.

13.              Amendment and Termination; Waiver. Subject to the terms of the Plan, this Agreement may be modified or amended only by the written agreement of the parties hereto. The waiver by BB&T of a breach of any provision of this Agreement by the Participant shall not operate or be construed as a waiver of any subsequent breach by the Participant. Notwithstanding the foregoing, the Administrator shall have unilateral authority to amend the Plan and this Agreement (without Participant consent) to the extent necessary to comply with applicable law or changes to applicable law (including but in no way limited to Section 409A and federal securities laws), and the Participant hereby consents to any such amendments to the Plan and this Agreement.

14.              Withholding; Tax Matters; Fees.

(a)               BB&T or an Affiliate shall report all income and withhold all required local, state, federal, foreign and other income tax obligations and any other amounts required to be withheld by any governmental authority or law from any amount payable in cash with respect to the Option. If any withholding is required, prior to the delivery or transfer of any Shares or any other benefit conferred under the Plan, BB&T or an Affiliate shall require the Participant or other recipient to pay to BB&T or an Affiliate in cash the amount of any tax or other amount required by any governmental authority to be withheld and paid over by BB&T or an Affiliate to such authority for the account of such recipient. Notwithstanding the foregoing, the Administrator may establish procedures to permit a recipient to satisfy such obligation in whole or in part, and any local, state, federal, foreign or other income, employment and other tax obligations relating to the Option, by electing (the “election”) to have BB&T withhold Shares from the Shares to which the recipient is entitled. The number of Shares to be withheld shall have a Fair Market Value as of the Exercise Date as nearly equal as possible to the amount of such obligations being satisfied. Each election must be made to the Administrator or its agent in accordance with election procedures established by the Administrator.

(b)               BB&T has made no warranties or representations to the Participant with respect to the tax consequences (including but not limited to income tax consequences) related to the Option or issuance, transfer or disposition of Shares following exercise of the Option, and the Participant is in no manner relying on BB&T or its representatives for an assessment of such tax consequences. The Participant acknowledges that there may be adverse tax consequences related to the grant of the Option or the acquisition or disposition of the Shares subject to the Option and that the Participant should consult a tax advisor prior to such grant, acquisition or disposition. The Participant acknowledges that the Participant has been advised that the Participant should consult with the Participant’s own attorney, accountant, and/or tax advisor regarding the decision to enter into this Agreement and the consequences thereof. The Participant also acknowledges that BB&T has no responsibility to take or refrain from taking any actions in order to achieve a certain tax result for the Participant.

(c)                All third party fees relating to the exercise, delivery, or transfer of any Option or Shares shall be paid by the Participant or other recipient. To the extent the Participant or other recipient is entitled to any cash payment from BB&T or any of its Affiliates, the Participant hereby authorizes the deduction of such fees from such payment(s) without further action or authorization of the Participant or other recipient; and to the extent the Participant or other recipient is not entitled to any such payments, the Participant or other recipient shall pay BB&T or its designee an amount equal to such fees immediately upon the third party’s charge of such fees.

15.              Severability. The provisions of this Agreement are severable; and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

16.              Right of Offset. Notwithstanding any other provision of the Plan or this Agreement, subject to any applicable laws to the contrary, BB&T may reduce the amount of any benefit or payment otherwise payable to or on behalf of the Participant by the amount of any obligation of the Participant to BB&T or an Affiliate that is or becomes due and payable, and the Participant shall be deemed to have consented to such reduction.

17.              Counterparts; Further Instruments. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties hereto agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

18.              Notices. Any and all notices under the Option shall be in writing, and sent by hand delivery or by certified or registered mail (return receipt requested and first-class postage prepaid), in the case of BB&T, to its Human Systems Division, 200 West Second Street (27101), PO Box 1215, Winston-Salem, NC 27102, attention: Human Systems Division Manager, and in the case of the Participant, to the last known address of the Participant as reflected in BB&T’s records.

19.              Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina, without regard to the principles of conflicts of law, and in accordance with applicable United States federal laws.

20.              Successors and Assigns. Subject to the limitations stated herein and in the Plan, this Agreement shall be binding upon and inure to the benefit of the Participant and the Participant’s executors, administrators and permitted transferees and beneficiaries and BB&T and its successors and assigns.

21.              Compliance with Laws; Restrictions on Option and Shares. BB&T may impose such restrictions on the Option and Shares or any other benefits underlying the Option as it may deem advisable, including without limitation restrictions under the federal securities laws, federal tax laws, the requirements of any stock exchange or similar organization and any blue sky, state or foreign securities laws applicable to such securities. Notwithstanding any other provision in the Plan or this Agreement to the contrary, BB&T shall not be obligated to issue, deliver or transfer shares of Common Stock under the Plan, make any other distribution of benefits under the Plan, or take any other action, unless such delivery, distribution or action is in compliance with all applicable laws, rules and regulations (including but not limited to the requirements of the Securities Act). BB&T may cause a restrictive legend to be placed on any Shares issued pursuant to the Option in such form as may be prescribed from time to time by applicable laws and regulations or as may be advised by legal counsel.

22.              Adjustment of Award.

(a)               The Administrator shall have authority to make adjustments to the terms and conditions of the Option in recognition of unusual or nonrecurring events affecting BB&T or any Affiliate, or the financial statements of BB&T or any Affiliate, or of changes in applicable laws, regulations or accounting principles, if the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or necessary or appropriate to comply with applicable laws, rules or regulations.

(b)               Notwithstanding anything contained in the Plan or elsewhere in this Agreement to the contrary, (i) the Administrator, in order to comply with applicable law (including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act) and any risk management requirements and/or policies adopted by BB&T, retains the right at all times to decrease or terminate the Option and payments under the Plan, and any and all amounts payable under the Plan or paid under the Plan shall be subject to clawback, forfeiture, and reduction to the extent determined by the Administrator as necessary to comply with applicable law and/or policies adopted by BB&T; and (ii) in the event any legislation, regulation(s), or formal or informal guidance require(s) any compensation payable under the Plan (including, without limitation, the Award) to be deferred, reduced, eliminated, paid in a different form or subjected to vesting, the Option shall be deferred, reduced, eliminated, or subjected to vesting or other restrictions as, and solely to the extent, required by such legislation, regulation(s), or formal or informal guidance.

23.              Cash Settlement. Notwithstanding any provision of the Plan or this Agreement to the contrary, the Administrator may cause the Option or portion thereof to be canceled in consideration of an alternative Award or cash payment of an equivalent cash value, as determined by the Administrator, made to the holder of such canceled Option.

24.              Conditions upon Grant, Vesting, or Exercise of Option.

(a)               Notwithstanding anything in the Plan or this Agreement to the contrary, to the extent that either (i) the Administrator or the Board of Governors of the Federal Reserve System determines that any change to the Plan and/or this Agreement is required, necessary, advisable, or deemed appropriate to improve the risk sensitivity of the Option, whether by (a) adjusting the Option quantitatively or judgmentally based on the risk the Participant’s activities pose to BB&T or an Affiliate; (b) extending the vesting period of the Option; (c) extending the vesting period and adjusting for actual losses or other performance issues; or (d) otherwise as required by the Administrator or the Federal Reserve System; or (ii) the Administrator or the United States government (including, without limiting any agency thereof) determines that any change to the Plan and/or this Agreement is required, necessary, advisable, or deemed appropriate to comply with any applicable law, regulation, or requirement; then this Agreement and/or the Option shall be automatically amended to incorporate such change, without further action of the Participant, and the Administrator shall provide the Participant notice thereof.

(b)               Notwithstanding anything contained in the Plan or this Agreement to the contrary, to the extent that either the Administrator or the United States government (including, without limitation, any agency thereof) determines that the Option granted to the Participant pursuant to this Agreement is prohibited or substantially restricted by, or subjects BB&T or an Affiliate to any adverse tax consequences that BB&T or an Affiliate is not otherwise subject to on the Grant Date because of any current or future United States law, any rule or regulation, or other authority, then this Agreement shall automatically terminate effective as of the Grant Date and the Option shall automatically be cancelled as of the Grant Date without further action on the part of the Administrator or the Participant and without any compensation to the Participant for such termination and cancellation. The Administrator agrees to provide notice to the Participant of any such termination and cancellation.

IN WITNESS WHEREOF, BB&T and the Participant have entered into this Agreement effective as of the Grant Date. Should the Participant fail to acknowledge his or her electronic acceptance of this Agreement, this Agreement may become null and void as of the Grant Date, and the Participant may forfeit any and all rights hereunder at the discretion of the Administrator.

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